SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


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                            USLIFE Income Fund, Inc.
        .................................................................
                (Name of Registrant as Specified in Its Charter)

                           Ernest Horejsi Trust No. 1B
        .................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                               STEWART R. HOREJSI
                               200 South Santa Fe
                              Salina, Kansas 67401



                                 -TIME IS SHORT-
                         PLEASE VOTE YOUR SHARES TODAY!

                                 January 4, 2002
Dear Fellow Shareholder:

I am writing this letter on behalf of the ERNEST HOREJSI TRUST NO. 1B (the "Trust"), the largest shareholder of the USLIFE Income Fund, Inc. (the "Fund"), owning more than 20% of the Fund's stock.

Your vote has not yet been received for the special meeting of shareholders to be held on Wednesday, January 23, 2002, at 10:00 a.m. local time in Meeting Room 1 of The Variable Annuity Life Insurance Company, Plaza Level, The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019. Please take a moment right now to ensure that your shares are represented at this important meeting.

We are seeking your support in electing our nominees, Alfred G. Aldridge, Jr., Richard I. Barr, Susan Ciciora, Joel W. Looney and Stephen C. Miller, to the Fund's Board of Directors. The Fund's Board of Directors will not nominate directors or solicit proxies in opposition to our proposed nominees.

Your vote at the meeting is especially important, no matter how many or how few shares you own. In order to ensure that every shareholder has an opportunity to vote their shares, we are enclosing an additional proxy card that will allow you to exercise your rights as a shareholder. Since the Fund will not send you a proxy card, the only way you can vote your shares is to use the enclosed card or vote in person, by telephone, the Internet or fax.

Please vote by telephone, Internet or fax today! Remember - every share and every vote counts! You may also sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc. at (800) 322-2885.

Thank you in advance for voting promptly.

Sincerely,



Stewart R. Horejsi